Exhibit 99.2

Rawlings Sporting Goods Company, Inc.

1859 Bowles Avenue

Fenton, Missouri 63026

REVOCABLE PROXY

Special Meeting of Stockholders

March 26, 2003

This proxy is solicited on behalf of the Board of Directors.

The undersigned, as a holder of common stock of Rawlings Sporting Goods Company, Inc. (“Rawlings”), hereby appoints Stephen M. O’Hara and Howard B. Keene, and each of them, each with the power to act alone and with full power of substitution and revocation, as attorneys and proxies of the undersigned to represent and to vote as designated on this card all of the shares of Rawlings common stock which the undersigned is entitled to vote at the special meeting of stockholders to be held at Maritz, Inc., 1355 N. Highway Drive, Fenton, Missouri 63099, on Wednesday, March 26, 2003, commencing at 9:30 A.M., Central Time, and at all adjournments thereof.

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This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s), but if no direction is made, this proxy will be voted FOR the Merger Proposal.	Please mark your votes as indicated in this example	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE MERGER PROPOSAL

Item 1:

Merger Proposal. Proposal to adopt and approve the Agreement and Plan of Merger, dated as of December 15, 2002, by and among K2 Inc., Rawlings and Lara Acquisition Sub, a wholly owned subsidiary of K2 Inc.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other business as properly may come before the special meeting of stockholders.

Dated: ,2003

Signature

Signature (if held jointly)

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

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CONTROL NUMBER FOR TELEPHONE/INTERNET VOTING